UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): January 4, 2005

                           SAFETEK INTERNATIONAL, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)


           Delaware                       33-22175                75-2226896
           --------                       --------                ----------
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
        incorporation)                                       Identification No.)

                                 23 Aminadav St.
                             Tel Aviv, Israel, 67898
                             -----------------------
                    (Address of principal executive offices)

                                 +972-3-561-3468
              (Registrant's Telephone Number, Including Area Code)


               --------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 4, 2006, Safetek International Inc. (the "Registrant") closed on the transaction contemplated by the Exclusive Patent and Know How License Option Agreement (the "Agreement") dated December 28, 2005 with Matrix Pharma Inc., a Delaware corporation ("Matrix"). Pursuant to the Agreement, the Registrant acquired from Matrix an option to purchase an exclusive, world-wide license in all of Matrix's intellectual property rights in its Thrombin inhibition compounds. The Registrant may exercise such option at any time until March 31, 2006 by written notice to Matrix. In consideration for the option, the Registrant paid Matrix a total of $60,000 as an advance (the "Advance"). $35,000 of the Advance was paid on the closing and $25,000 was paid on September 29, 2005. $30,000 of the Advance shall be returned to the Registrant if it decides not to exercise the option on grounds that its due diligence of Matrix reveals that certain patents relating to the matters subject to the license are likely to be invalid.

Pursuant to the Agreement, the Registrant and Matrix agreed to jointly develop a research and development program for the development of products based on the Thrombin inhibition compounds and their approval by the federal Food and Drug Administration. Immediately following the closing, the parties shall establish a two-member committee (the "Steering Committee"), which shall be responsible for the development and administration of such research program. One member shall serve on behalf of the Registrant and one member shall serve on behalf of Matrix. The five main stages of such research and development program and the estimated duration and budget for each stage were generally agreed to, although the details are to be worked out by the Steering Committee.

Upon execution of the option, the Registrant will pay Matrix up to $105,000 for the completion of the optimization stage of development. The Registrant is under no obligation to exercise the option or to commence the research and development program and may do so in its sole discretion. However, the Registrant shall not instruct Matrix to commence the research and development program unless the Registrant has first secured funds sufficient to fund at least the first two of the five stages contemplated. The Registrant estimates that it will have to invest about $3.5M to complete the five stages of development, bringing a compound to the end of stage IIa.

As further consideration for the license grant, Matrix shall be paid certain specified amounts if the Registrant successfully achieves each of certain specified milestones with respect to the development of products based on the license granted to the Registrant. Such milestone payments shall be paid, at the Registrant's discretion, either by cash or by the issuance of shares of the Registrant to Matrix, based on the average price per share at which the shares of the Registrant were traded during the last 60 days prior to the issuance of such shares. Any such shares shall have piggyback registration rights, with a lock up of 180 days. As further consideration for the license grant, the Registrant shall also pay to Matrix royalties of all net income resulting from sales of products covered by the license and from any grant by the Registrant of any rights to third parties which are subsidiaries of the Registrant.

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

At Matrix's option, the license granted to the Registrant may be either terminated or converted to a non-exclusive license if (a) the Registrant fails to timely pay the applicable royalty payment or milestone payment after an agreed grace period or (b) after the Registrant starts a project, the Registrant fails to complete each stage of development, or fails to commence the next stage of development within specified time periods after the previous one ended.

The Agreement was entered into in connection with a collaboration between the Registrant and Matrix for the development of a new drug known as an Oral Direct Thrombin Inhibitor, which is intended to be used for protection against a disease known as Thrombosis. Thrombosis occurs when a certain type of clot known as a thrombus forms within the cardiovascular system. The thrombus obstructs vascular blood flow locally or particles that break off the thrombus might travel with the blood stream and block small blood vessel in distant sites, usually in the lung. The Oral Direct Thrombin Inhibitor Drug is intended to work by directly inhibiting Thrombin, a pivotal factor in the process of clot formation, known as the coagulation cascade. Matrix has developed a proprietary computer aided process that allows many pharmacology parameters effecting the activity, metabolic stability, and toxicity of a drug candidate to be taken into consideration in the very early optimization process of a drug, thus increasing the likelihood of successful human clinical trials required in connection with obtaining the approval of the Food and Drug Administration. According to representations made to the Registrant by Matrix, Matrix has invested approximately $900,000 since 2002 in developing Thrombin inhibitor candidates.

The Registrant does not currently have sufficient funds to effectuate its planned activities during the next 12 months. Accordingly, if the Registrant determines to exercise the option granted by Matrix, the Registrant will not have sufficient resources to fund the research and development program for developing the thrombin inhibitor compound and to bring the compound to clinical phases. Notwithstanding, the Registrant is continuing its efforts to raise additional capital and/or enter into a strategic arrangement with a third party, including searching for other compounds and products to expand its pipeline. There can be no assurance that the Registrant will be able to obtain additional financing if and when needed or that, if available, financing will be on acceptable terms.

For all the terms of the Agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.10. Portions of Exhibit 10.10 have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. All statements made herein concerning such agreement are qualified by reference to said exhibit.

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




Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.   Not Applicable
(b) Pro forma financial information.             Not Applicable
(c) Exhibits

Exhibit 10.10 Exclusive Patent and Know How License Option Agreement, dated December 28, 2005, between the Registrant and Matrix Pharma Inc.*

Exhibit 10.11 Research & Development Agreement, dated January 4, 2006, between the Registrant and Matrix Pharma Inc.



*CONFIDENTIAL PORTIONS OF THIS EXHIBIT 10.10 HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.
















--------------------------------
* Portions of Exhibit 10.10 have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.

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

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SAFETEK INTERNATIONAL, INC.
                                           (Registrant)

                                           By:    /s/ Amnon Presler
                                                  ---------------------------
                                           Name:      Amnon Presler
                                           Title:     Chief Executive Officer


Date:  January 4, 2006























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